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                                                                    EXHIBIT 23.6

                         [SALOMON BROTHERS LETTERHEAD]


November 7, 1997


Board of Directors
SmarTalk TeleServices, Inc.


We hereby consent to the use of our name in the Proxy Statement/Prospectus of SmarTalk TeleServices, Inc. and ConQuest Telecommunication Services Corp., forming part of the Registration Statement on Form S-4 of SmarTalk TeleServices, Inc. and to the inclusion of our opinion as an appendix to such Proxy Statement/Prospectus.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.




/s/ Salomon Brothers Inc